SECOND AMENDMENT

VIEMED HEALTHCARE, INC.
2024 LONG TERM INCENTIVE PLAN
(Effective June 6, 2024)

The Viemed Healthcare, Inc. 2024 Long Term Incentive Plan ( as previously amended, the “Plan”) is hereby amended, effective June 4, 2026, if approved by the Company’s shareholders at the annual general and special meeting of shareholders on June 4, 2026, for Awards granted after the effective date as follows:

1. The first sentence of Section 4.1 of the Plan is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25 hereto, the maximum aggregate number of shares of Stock that may be available for Awards and issuance and reserved for issuance, at any time, under this Plan and the Prior Stock Plans in the aggregate shall be ~~7,904,757~~ 7,696,717 and may consist of any of the following: shares of Stock held in treasury of the Company, shares of Stock authorized but unissued or shares of Stock reacquired by the Company or any combination of the foregoing.”

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of June 4, 2026.

VIEMED HEALTHCARE, INC.

By: /s/ Jeremy Trahan
Name: Jeremy Trahan
Title: EVP General Counsel & Corporate Secretary